                                                                       Exhibit J

                    Form of Custodial Agreement between the
                          Company and Riggs Bank, N.A.

                             MCG Capital Corporation
                        1100 Wilson Boulevard, Suite 800
                            Arlington, Virginia 22209

                                October __, 2001

[Riggs Bank]
[Address]
[Address]

     Re:  Custodial Agreement - 40 Act Compliance
          ---------------------------------------

Ladies and Gentlemen:

     We hereby appoint you to maintain our securities and similar investments pursuant to Rule 17f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). Accordingly -

1.   Except as provided in Paragraphs 2 and 5 hereof, we will deposit all of our
                                      -     -
securities and similar investments in the safekeeping of, or in a vault or other depository maintained by, you. Investments so deposited shall be physically segregated at all times from those of any other person and shall be withdrawn only in connection with transactions of the character described in Paragraph 2.
                                                                             -

2. We may withdraw from the depository, may order the withdrawal and delivery from your safekeeping of, and need not maintain with you, the following items:

     a. securities on loan which are collateralized to the extent of their full market value;

     b. securities hypothecated, pledged, or placed in escrow for our account in connection with a loan or other transaction authorized by specific resolution of our Board of Directors; or
                                                --

     c. securities in transit in connection with their sale, exchange, redemption, maturity or conversion, the exercise of warrants or rights, assents to changes in terms of the securities, or other transactions necessary or appropriate in the ordinary course of our business relating to the management of securities.

3. Except as otherwise provided by law, no person shall be authorized or permitted to have access to the securities and similar investments deposited in accordance with Paragraph 1 except pursuant to a resolution of our Board of
                          -
Directors. Each such resolution shall designate not more than five persons who shall be either officers or reliable employees of ours. Such resolution shall provide that access to such investments shall be had only by two or more such persons jointly, at least one of whom shall be an officer, except that access to such investments shall be permitted as follows:

     a.   to properly authorized officers and employees of yours; and

     b. for the purpose of verification of such securities and similar investments by actual examination, to our independent public accountant jointly with any two persons

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[Riggs Bank]
October __, 2001
Page 2

          designated in such resolution or with a properly authorized officer or employee of yours.

The foregoing to the contrary notwithstanding, such investments shall at all times be subject to inspection by the U.S. Securities and Exchange Commission (the "SEC") through its authorized employees or agents accompanied, unless otherwise directed by order of the SEC, by one or more of our officers designated pursuant to this Paragraph 3.
                                      -

4. Each person, when depositing such securities or similar investments in or withdrawing them from the depository or when ordering their withdrawal and delivery from your safekeeping, shall sign a notation in respect of such deposit, withdrawal or order that identifies:

     a.   the date and time of the deposit, withdrawal or order;

     b. the title and amount of the securities or other investments deposited, withdrawn or ordered to be withdrawn, and an identification thereof
                                                ---
          by certificate numbers or otherwise;

     c. the manner or acquisition of the securities or similar investments deposited or the purpose for which they have been withdrawn or ordered to be withdrawn; and
                           ---

     d.   if withdrawn and delivered to another person, the name of such person.

Such notation shall be transmitted promptly to an officer or director of ours designated by our Board of Directors who shall not be a person designated for the purpose of Paragraph 3. Such notation shall be on serially numbered forms
                         -
which you shall preserve for at least one year.

5. Anything to the contrary notwithstanding, we or you may deposit all or any part the securities owned by us in a clearing agency or book-entry system as defined in and to the extent permitted by Rule 17f-4 under the 1940 Act.

                      [Balance of Page Intentionally Blank]

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[Riggs Bank]
October __, 2001
Page 3


     Please confirm your agreement with the foregoing by signing and returning to us the enclosed copy of this letter.


                                            Very truly yours,

                                            MCG Capital Corporation


                                            By:
                                               ---------------------------------
                                               Name: Bryan J. Mitchell
                                               Title: Chief Executive Officer

Confirmed:

[Riggs Bank]

By:
   -------------------------------
     Name:
          ------------------------
     Title:
           -----------------------